Exhibit 10


                            SECOND AMENDMENT TO LEASE
                            -------------------------


     THIS SECOND AMENDMENT TO LEASE (this "Second Amendment") is entered into as of the 24th day of March, 2005 by and between THE BROOKLYN UNION GAS COMPANY, a New York corporation having an office at One MetroTech Center, Brooklyn, New York 11201 ("Tenant") and FOREST CITY JAY STREET ASSOCIATES, L.P., a New York limited partnership having an office at One MetroTech Center North, 11th Floor, Brooklyn, New York 11201 ("Landlord").

                              W I T N E S S E T H:
                               - - - - - - - - - -

     WHEREAS, Landlord and Tenant entered into a lease dated as of September 15, 1988 (the "Original Lease"), demising the premises described in the Lease ("demised premises"), in the building known as One MetroTech Center, Brooklyn, New York (the "Building");

     WHEREAS, the Original Lease was amended by a First Amendment to Lease dated as of March 8, 1991 (the "First Amendment");

     WHEREAS, except for the First Amendment, the Original Lease has not been previously amended;

     WHEREAS, the space demised under the Original Lease consisted of (i) a portion of the rentable area on the ground floor of the Building, the entire rentable area on the second (2nd) floor of the Building and the entire rentable area on the twelfth (12th) through twenty-third (23rd) floors of the Building, or 450,000 rentable square feet of office space in the aggregate (the "Office Space"), (ii) a portion of the parking garage in the Building consisting of approximately 25,600 square feet (the "Parking Area"), (iii) approximately 5,527 square feet of below grade storage space (the "Storage Space"), and (iv) appurtenant rights to use certain areas on the roof of the Building, and certain shaft space within the Building, for Tenant's HVAC, mechanical and electrical plant and Tenant's communications equipment;

     WHEREAS, the Expiration Date of the Original Lease is February 28, 2012;

     WHEREAS, Tenant desires to extend the Term for an additional thirteen (13) years, to and including February 28, 2025, and Landlord is willing to so extend the Term in accordance with the terms and conditions hereinafter set forth;

     WHEREAS, Tenant desires the option to surrender a portion of the demised premises consisting of a portion of the rentable area on the seventeenth (17th) floor, and Landlord is willing to accept such surrender of a portion of the seventeenth (17th) floor in accordance with the terms and conditions hereinafter set forth;

     WHEREAS, Tenant, simultaneously herewith, (i) has surrendered a portion of the demised premises consisting of the entire rentable area on the eighteenth
(18th) floor, and (ii) pursuant to that certain Assignment and Assumption of Subleases, of even date herewith and annexed hereto as Exhibit C (the "Assignment and Assumption of Subleases"), has assigned to Landlord all of

Tenant's right, title and interest to that certain Sublease dated as of May 15, 2002 between Tenant d/b/a KeySpan Energy Delivery New York, as Sublandlord, and Depository Trust & Clearing Corporation ("DTCC"), as Subtenant (as amended, the "DTCC Sublease"), which DTCC Sublease covers the entire rentable area on the eighteenth (18th) floor;

     WHEREAS, Tenant, simultaneously herewith, (i) has surrendered a portion of the demised premises consisting of the entire rentable area on the nineteenth
(19th) floor, and (ii) pursuant to the Assignment and Assumption of Subleases has assigned to Landlord all of Tenant's right, title and interest to that certain Sublease dated as of June 30, 2004, between Tenant d/b/a KeySpan Energy Delivery New York, as Sublandlord, and Allstate Insurance Company ("Allstate"), as Subtenant (the "Allstate Sublease"), which Allstate Sublease covers the entire rentable area on the nineteenth (19th) floor;

     WHEREAS, the space demised under the Original Lease as modified by this Second Amendment presently consists of (i) a portion of the rentable area on the ground floor of the Building, the entire rentable area on the second (2nd) floor of the Building, the entire rentable area on the twelfth (12th) through seventeenth (17th) floors of the Building and the entire rentable area on the twentieth (20th) through twenty-third (23rd) floors of the Building, or 391,878 rentable square feet of office space in the aggregate (the "Office Space"), (ii) a portion of the parking garage in the Building consisting of approximately 25,600 square feet (the "Parking Area"), (iii) approximately 5,527 square feet of below grade storage space (the "Storage Space"), and (iv) appurtenant rights to use certain areas on the roof of the Building, and certain shaft space within the Building, for Tenant's HVAC, mechanical and electrical plant and Tenant's communications equipment;

     WHEREAS, Tenant desires the option to surrender a portion of the demised premises consisting of the entire rentable area on the twentieth (20th) floor, and Landlord is willing to accept such surrender of the twentieth (20th) floor in accordance with the terms and conditions hereinafter set forth;

     WHEREAS, Landlord and Tenant desire to make such additional modifications to the Lease as are hereinafter provided.

     NOW,  THEREFORE,  for Ten  Dollars  ($10.00)  and other  good and  valuable
consideration,   the  legal   sufficiency   and  receipt  of  which  are  hereby
acknowledged, Landlord and Tenant agree as follows:

     1. General. From and after the Effective Date (as hereinafter defined), the "Lease" shall mean the Original Lease as modified by the First Amendment and this Second Amendment. All capitalized terms not defined in this Second Amendment shall have the meanings ascribed to them in the Lease.

     2. Effective Date. This Second Amendment shall be effective as of the date first appearing above (the "Effective Date").

     3. Extension of Term. As of the Effective Date, the Term is hereby extended to, and the Expiration Date (sometimes hereinafter referred to as the "Extension Term Expiration Date") shall be, February 28, 2025. The thirteen (13) year period from March 1, 2012 (the "Extension Term Commencement Date") through February 28, 2025 is sometimes hereinafter referred to as the "Extension Term".

     4. Fixed Annual Rent.

     (a) Commencing on the Effective Date, Tenant shall pay fixed annual rent to Landlord as follows:

     (i) For the Office Space, from the Effective Date through February 28, 2015, Thirteen Million Seven Hundred Fifteen Thousand Seven Hundred Thirty and 00/100 Dollars ($13,715,730.00) per annum or One Million One Hundred Forty-Two Thousand Nine Hundred Seventy-Seven and 50/100 Dollars ($1,142,977.50) per month, and from March 1, 2015 through the Extension Term Expiration Date, Fourteen Million One Hundred Seven Thousand Six Hundred Eight and 00/100 Dollars ($14,107,608.00) per annum or One Million One Hundred Seventy-Five Thousand Six Hundred Thirty-Four and 00/100 Dollars ($1,175,634.00) per month.

     (ii) For the Parking Area, from the Effective Date through February 28, 2010, Three Hundred Thirty-Two Thousand Eight Hundred and 00/100 Dollars ($332,800.00) per annum or Twenty-Seven Thousand Seven Hundred Thirty-Three and 33/100 Dollars ($27,733.33) per month, and from March 1, 2010 through February 28, 2015, Four Hundred Nine Thousand Six Hundred and 00/100 Dollars ($409,600.00) per annum or Thirty-Four Thousand One Hundred Thirty-Three and 33/100 Dollars ($34,133.33) per month, and from March 1, 2015 through February 28, 2020, Four Hundred Sixty Thousand Eight Hundred and 00/100 Dollars ($460,800.00) per annum or Thirty-Eight Thousand Four Hundred and 00/100 Dollars ($38,400.00) per month, and from March 1, 2020 through the Extension Term Expiration Date, Five Hundred Twelve Thousand and 00/100 Dollars ($512,000.00) per annum or Forty-Two Thousand Six Hundred Sixty-Six and 67/100 Dollars ($42,666.67) per month.

     (iii) For the Storage Space, from the Effective Date through February 28, 2010, Seventy-One Thousand Eight Hundred Fifty-One and 00/100 Dollars ($71,851.00) per annum or Five Thousand Nine Hundred Eighty-Seven and 58/100 Dollars ($5,987.58) per month, and from the March 1, 2010 through February 28, 2015, Eighty-Eight Thousand Four Hundred Thirty-Two and 00/100 Dollars ($88,432.00) per annum or Seven Thousand Three Hundred Sixty-Nine and 33/100 Dollars ($7,369.33) per month, and from March 1, 2015 through February 28, 2020, Ninety-Nine Thousand Four Hundred Eighty-Six and 00/100 Dollars ($99,486.00) per annum or Eight Thousand Two Hundred Ninety and 50/100 Dollars ($8,290.50) per month, and from March 1, 2020 through the Extension Term Expiration Date, One Hundred Ten Thousand Five Hundred Forty and 00/100 Dollars ($110,540.00) per annum or Nine Thousand Two Hundred Eleven and 67/100 Dollars ($9,211.67) per month.

     (b) Landlord and Tenant acknowledge and agree that as of the Effective Date, the annual credit against fixed annual rent for cleaning is Four Hundred Seventy Thousand Two Hundred Fifty-Three and 60/100 Dollars ($470,253.60).

     (c) From and after the Effective Date, fixed annual rent shall not be subject to adjustment pursuant to Section 2.01(a) of the Original Lease, Paragraphs 3 or 6 of the First Amendment or Exhibit I to the Original Lease, which Exhibit I to the Original Lease shall be deemed deleted from the Lease as of the Effective Date.

     (d) Notwithstanding anything to the contrary in this Paragraph 4, provided that Tenant shall not be in default of any of its material obligations under this Lease (after the giving of any required notice and the expiration of any applicable cure period), then commencing on the date that is eight (8) months following the Effective Date, the next installment(s) of fixed annual rent due and payable under the Lease shall be abated (such abatement to be prorated for any portion of a month) in the amount of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00) in the aggregate.

     5. Base Tax, Taxes, Base Operating Expenses, Operating Expenses and Base CAM Operating Expenses

     (a) Landlord and Tenant acknowledge and agree that as of the Effective Date, Tenant's Proportionate Share for Tenant's Tax Payment is 43.82% and Tenant's Proportionate Share for Tenant's Operating Payment is 47.69%.

     (b) Commencing on the Effective Date, the term "Base Tax" shall mean the average of the Taxes payable for the 2005 calendar year (i.e., the second half of the 2004/2005 fiscal tax year and the first half of the 2005/2006 fiscal tax year) and the Taxes payable for the 2006 calendar year (i.e., the second half of the 2005/2006 fiscal tax year and the first half of the 2006/2007 fiscal tax year).

     (c)  Landlord  and Tenant  acknowledge  and agree that the term  "Taxes" in
Section 5.01(c) of the Lease includes the annual assessment by the City for charges arising from the Building's location within the MetroTech Business Improvement District.

     (d) Commencing on the Effective Date, the term "Base Operating Expenses" shall mean an amount equal to Operating Expenses for the calendar year 2005. Tenant's obligation to pay Tenant's Operating Payment with respect to Operating Expenses for any period after the Effective Date shall not commence until the first (1st) anniversary of the Effective Date.

     (e) A new subsection (ff) shall be added to Section 5.02 of the Lease as follows:

          "(ff) the Security Attendant Cost."

     (f) Commencing on the seventh (7th) anniversary of the Effective Date, the term "Base CAM Operating Expenses" shall mean an amount equal to the Building's Proportionate Share from time to time of CAM Operating Expenses for the twelve
(12) month period commencing on January 1, 2012 and ending on December 31, 2012.

     6. Option to Surrender Portion of 17th Floor

     (a) Tenant shall have the right, on not less than thirty (30) days prior notice (which notice shall be irrevocable, hereinafter the "17th Floor Surrender Space Notice"), to surrender the portion of the seventeenth (17th) floor shown on Exhibit A annexed hereto (the "17th Floor Surrender Space") on March 1, 2006.

In the event that Tenant shall have timely elected to surrender the 17th Floor Surrender Space but thereafter fails to surrender the 17th Floor Surrender Space in accordance with the provisions of this Paragraph 6 on March 1, 2006, then Tenant shall continue to have the right to so surrender the 17th Floor Surrender Space through and including March 31, 2006, provided, however, that for the period commencing on March 1, 2006 and continuing through and including the date that Tenant surrenders the 17th Floor Surrender Space in accordance with this Paragraph 6 (but in no event later than March 31, 2006), fixed annual rent and all additional rent payable under the Lease in respect of the 17th Floor Surrender Space shall be increased to an amount equal to twice the fixed annual rent and all additional rent payable under the Lease in respect of the 17th Floor Surrender Space for the month of February, 2006, which increased amount shall be prorated for any portion of a month. Either March 1, 2006, or the date between March 1, 2006 and March 31, 2006 when Tenant actually surrenders the 17th floor Surrender Space in accordance with this Paragraph 6, shall hereinafter be referred to as the "17th Floor Surrender Space Surrender Date". Tenant's failure (i) to deliver the 17th Floor Surrender Space Notice at least thirty (30) days prior to March 1, 2006, or (ii) to surrender the 17th Floor Surrender Space in accordance with the provisions of this Paragraph 6 on or before March 31, 2006, shall be deemed an irrevocable waiver of Tenant's right to surrender the 17th Floor Surrender Space.

     (b) Tenant's right to surrender the 17th Floor Surrender Space shall be subject to the following:

     (i) Tenant shall not be in default of any of its material obligations under this Lease (after the giving of any required notice and the expiration of any applicable cure period) either at the time of giving of the 17th Floor Surrender Space Notice, or on the 17th Floor Surrender Space Surrender Date.

     (ii) Tenant, at Tenant's expense, shall have separately demised the 17th Floor Surrender Space in accordance with the "17th Floor Surrender Space Delivery Conditions" annexed hereto as Exhibit B, and shall have completed all of the other work described on Exhibit B. Commencing upon Tenant's delivery of the 17th Floor Surrender Space Notice to Landlord, Tenant may request Landlord, during normal business hours and upon reasonable prior notice, to accompany Tenant on a joint walk-through of the 17th Floor Surrender Space in order to identify any items of work set forth on Exhibit B that Landlord determines to be incomplete. Any dispute about whether the work set forth on Exhibit B has been completed may be submitted to arbitration by either party pursuant to Article 38 of the Lease, before an arbitrator selected in accordance with Section 38.01(d) of the Lease.

     (iii) The 17th Floor Surrender Space shall be tendered to Landlord vacant, unencumbered, broom clean, in reasonably good order and condition (ordinary wear and tear and damage by fire or casualty excepted) and otherwise in accordance with Exhibit B.

     (c) All work performed by Tenant in order to satisfy the 17th Floor Surrender Space Delivery Conditions shall be performed in accordance with the provisions of Article 8 of the Lease applicable to Tenant's Changes which require Landlord's consent. In the event of a conflict between Exhibit B and
Article 8 of the Lease, Exhibit B shall be controlling.

     (d) If Tenant timely delivers the 17th Floor Surrender Space Notice, and if Tenant thereafter timely tenders the 17th Floor Surrender Space to Landlord with all work required by Exhibit B having been completed and otherwise in accordance with Paragraph 6 of this Second Amendment, then effective on the 17th Floor Surrender Space Surrender Date:

     (i) all references in this Lease to the demised premises shall be deemed to exclude the 17th Floor Surrender Space and the total rentable square footage of Office Space demised under this Lease shall be deemed reduced by 27, 503 rentable square feet;

     (ii) fixed annual rent shall be reduced by an amount equal to Nine Hundred Sixty-Two Thousand Six Hundred Five and 00/100 Dollars ($962,605.00) per annum, or Eighty Thousand Two Hundred Seventeen and 08/100 Dollars ($80,217.08) per month, for the period commencing on the day following the 17th Floor Surrender Space Surrender Date through and including February 28, 2015, and (B) Nine Hundred Ninety Thousand One Hundred Eight and 00/100 Dollars ($990,108.00) per annum, or Eighty-Two Thousand Five Hundred Nine and 00/100 Dollars ($82,509.00) per month, for the period commencing March 1, 2015 through and including the Extension Term Expiration Date;

     (iii) Tenant's Proportionate Share for Tenant's Tax Payment shall be reduced by 3.08%, and Tenant's Proportionate Share for Tenant's Operating Payment shall be reduced by 3.35%;

     (iv) the credit to fixed annual rent for cleaning shall be reduced by Thirty-Three Thousand Three and 60/100 Dollars ($33,003.60); and

     (v) Tenant shall reimburse Landlord for the reasonable, actual costs incurred by Landlord for construction and fit-out of the common corridor identified on Exhibit A as the "Portion of corridor to be constructed by Landlord at Tenant's cost". Such corridor shall be completed with Building standard lighting, fixtures, carpeting, directional signage, signage required by Legal Requirements and other Building standard finishes. Tenant shall reimburse Landlord for such costs of construction and fit-out of such common corridor within thirty (30) days after receipt of Landlord's invoices therefor, accompanied by customary back-up.

     (vi) Landlord shall continue to furnish heating, ventilation (including fresh air) and air conditioning to the portion of the 17th floor retained by Tenant, all in accordance with Section 22.01(b), Article 5 and other applicable provisions of the Lease.

     (e) Tenant agrees that within ten (10) Business Days after Landlord's request following the 17th Floor Surrender Space Surrender Date, Tenant shall execute, acknowledge and deliver to Landlord an instrument in form reasonably acceptable to Landlord confirming (i) the 17th Floor Surrender Space Surrender Date, (ii) the fixed annual rent payable under the Lease, (iii) Tenant's Proportionate Share for Tenant's Tax Payment and Tenant's Proportionate Share for Tenant's Operating Payment, and (iv) any other information reasonably requested by Landlord to be confirmed in connection with surrender of the 17th Floor Surrender Space.

7. Continuing Tenant Obligations Concerning the 18th Floor.

     (a) Tenant hereby acknowledges that simultaneously with Tenant's surrender of the 18th floor as of the date hereof, and simultaneously with Tenant's assignment of the DTCC Sublease pursuant to the Assignment and Assumption of Subleases, Landlord and DTCC have executed and delivered an attornment agreement substantially in the form annexed hereto as Exhibit D (the "DTCC Attornment Agreement"), whereby DTCC has agreed to attorn to Landlord as a direct tenant under the terms and conditions of the DTCC Sublease as modified by the DTCC Attornment Agreement (hereinafter, the "DTCC Lease").

     (b) Effective as of the Effective Date:

     (i) Without  limiting  anything  contained  in  Paragraph 10 of this Second
Amendment and continuing for the balance of the term of the DTCC Lease (including any extensions or rentals thereof), Tenant agrees to comply with the following provisions of the DTCC Lease and to recognize DTCC's rights vis-a-vis Tenant thereunder (subject to the terms and provisions thereof): Section 10(c) (access to electrical closets); Section 10(d) (access to telephone closets) and
Section 20 (access to lobby, escalators, elevators and premises, security procedures and signage);

     (ii) Tenant's right of first offer on Surrendered Space, set forth in Paragraph 13 of this Second Amendment, shall be subject and subordinate to DTCC's renewal option set forth in Section 21 of the DTCC Lease; and

     (iii) Tenant hereby agrees, with reference to that certain letter agreement dated as of March 24, 2005 between Tenant d/b/a Keyspan Energy Delivery New York and DTCC (the "Confirmatory Power Letter"), which Confirmatory Power Letter, among other things, ratifies and confirms Tenant's obligations to provide DTCC with the "New Power Feed" as defined in that certain letter agreement dated October 8, 2004 between DTCC and Tenant d/b/a Keyspan Energy Delivery New York (the "New Power Feed Letter"), to perform the obligations of Tenant under the Confirmatory Power Letter and the New Power Feed Letter at Tenant's expense. Further, Tenant acknowledges and agrees that Landlord shall have no responsibility whatsoever for the performance of Tenant's obligations under the Confirmatory Power Letter or the New Power Feed Letter, nor shall Landlord have any liability to Tenant for any failure of the New Power Feed or any of the equipment or facilities furnished by Tenant to DTCC pursuant to the Confirmatory Power Letter or the New Power Feed Letter.

     8. Continuing Tenant Obligations Concerning the 19th Floor.

     (a) Tenant hereby acknowledges that simultaneously with Tenant's surrender of the 19th floor as of the date hereof, and simultaneously with Tenant's assignment of the Allstate Sublease pursuant to the Assignment and Assumption of Subleases, Landlord and Allstate have executed and delivered an attornment agreement substantially in the form annexed hereto as Exhibit E (the "Allstate Attornment Agreement"), whereby Allstate has agreed to attorn to Landlord as a direct tenant under the terms and conditions of the Allstate Sublease as modified by the Allstate Attornment Agreement (hereinafter, the "Allstate Lease").

     (b) Effective as of the Effective Date:

     (i) without limiting anything contained in Paragraph 10 of this Second Amendment and continuing for the balance of the term of the Allstate Lease (including any extensions or renewals thereof), Tenant agrees to comply with the following provisions of the Allstate Lease and to recognize Allstate's rights vis-a-vis Tenant thereunder (subject to the terms and provisions thereof):
Section 10(c) (access to electrical closets); Section 10(d) (access to telephone closets) and Section 20 (access to lobby, escalators, elevators and premises, security procedures and signage);

     (ii) Tenant's right of first offer on Surrendered Space, set forth in Paragraph 13 of this Second Amendment, shall be subject and subordinate to Allstate's right of first offer set forth in Section 23 of the Allstate Lease;

     (iii) In the event that on the Effective Date the Rent Commencement Date (as defined in Section 2(a) of the Allstate Lease) has not yet occurred, then Tenant shall pay as additional rent, within thirty (30) days after Tenant's receipt of Landlord's reasonably detailed invoices therefor, an amount equal to Sixty-Two Thousand Three Hundred Eighty-Four and 00/100 Dollars ($62,384.00) per month (prorated for any portion of a month) for the period commencing on the Effective Date and ending on the day prior to the Rent Commencement Date (as defined in Section 2(a) of the Allstate Lease); and

     (iv) In the event that on or after the Effective Date all or any portion of the moving allowance of Sixty-One Thousand Five Hundred Fifty-Eight and 00/100 Dollars ($61,558.00), has not yet been credited against Fixed Rent under the Allstate Lease pursuant to Section 22 of the Allstate Lease, Tenant shall reimburse Landlord, as additional rent and within thirty (30) days after Tenant's receipt of Landlord's reasonably detailed invoices therefor, for all or any portion of such moving allowance that is credited against Fixed Rent on or after the Effective Date.

     9. Option to Surrender 20th Floor.

     (a) Commencing on the Effective Date and continuing until March 1, 2006, Tenant shall have the right, on not less than thirty (30) days prior notice (the "20th Floor Surrender Notice"), to surrender the entire rentable area on the twentieth (20th) floor, which rentable area is deemed to constitute 29,061 rentable square feet. Tenant's 20th Floor Surrender Notice shall be irrevocable and shall specify the anticipated date for surrender of the 20th floor. Tenant's failure (i) to deliver the 20th Floor Surrender Notice at least thirty (30) days prior to March 1, 2006, or (ii) to surrender the 20th Floor in accordance with the provisions of this Paragraph 9 not later than March 1, 2006, shall be deemed an irrevocable waiver of Tenant's right to surrender the 20th Floor.

     (b) Tenant's right to surrender the 20th floor shall be subject to the following:

     (i) Tenant shall not be in default of any of its material obligations under this Lease (after the giving of any required notice and the expiration of any applicable cure period) either at the time of giving of the 20th Floor Surrender Notice or on the 20th Floor Surrender Date (as hereinafter defined).

     (ii) Tenant, at Tenant's expense, shall have completed all of the work described in the "20th Floor Surrender Space Delivery Conditions" annexed hereto as Exhibit F. Commencing upon Tenant's delivery of the 20th Floor Surrender Space Notice to Landlord, Tenant may request Landlord, during normal business hours and upon reasonable prior notice, to accompany Tenant on a joint walk-through of the 20th Floor Surrender Space in order to identify any items of work set forth on Exhibit F that Landlord determines to be incomplete. Any dispute about whether the work set forth on Exhibit F has been completed may be submitted to arbitration by either party pursuant to Article 38 of the Lease, before an arbitrator selected in accordance with Section 38.01(d) of the Lease.

     (iii) The 20th Floor Surrender Space shall be tendered to Landlord vacant, unencumbered, broom clean, in reasonably good order and condition (ordinary wear and tear and damage by fire or casualty excepted) and otherwise in accordance with Exhibit F.

     (c) All work performed by Tenant in order to satisfy the 20th Floor Surrender Space Delivery Conditions shall be performed in accordance with the provisions of Article 8 of the Lease applicable to Tenant's Changes which do not require Landlord's consent. In the event of a conflict between Exhibit F and
Article 8 of the Lease, Exhibit F shall be controlling.

     (d) If Tenant timely exercises its right to surrender the 20th floor in accordance with Paragraph 9(a), and if Tenant thereafter timely tenders the 20th floor to Landlord in accordance with Paragraph 9(a), with all work required by Exhibit F having been completed and otherwise in accordance with Paragraph 9(b) of this Second Amendment, then effective the date of such tender (the "20th Floor Surrender Date"):

     (i) all references in this Lease to the demised premises shall be deemed to exclude the 20th floor and the total rentable square footage of Office Space demised under this Lease shall be reduced by 29,061 rentable square feet;

     (ii) fixed annual rent shall be reduced by One Million Seventeen Thousand One Hundred Thirty-Five and 00/100 Dollars ($1,017,135.00) per annum, or Eighty-Four Thousand Seven Hundred Sixty-One and 25/100 Dollars ($84,761.25) for the period commencing on the day following the 20th Floor Surrender Date through and including February 28, 2015, and One Million Forty-Six Thousand One Hundred Ninety-Six and 00/100 Dollars ($1,046,196.00) per annum, or Eighty-Seven Thousand One Hundred Eighty-Three and 00/100 Dollars ($87,183.00) per month, for the period commencing on March 1, 2015 through and including the Extension Term Expiration Date;

     (iii) Tenant's Proportionate Share for Tenant's Tax Payment shall be reduced by 3.25%, and Tenant's Proportionate Share for Tenant's Operating Payment shall be reduced by 3.54%; and

     (iv) the  credit to fixed  annual  rent for  cleaning  shall be  reduced by
Thirty-Four   Thousand   Eight   Hundred   Seventy-Three   and  20/100   Dollars
($34,873.20).

     (e) Tenant agrees that within ten (10) Business Days after Landlord's request following the 20th Floor Surrender Date, Tenant shall execute, acknowledge and deliver to Landlord an instrument in form reasonably acceptable to Landlord confirming (i) the 20th Floor Surrender Date, (ii) the fixed annual rent payable under the Lease, (iii) Tenant's Proportionate Share for Tenant's Tax Payment and Tenant's Proportionate Share for Tenant's Operating Payment, and
(iv) any other information reasonably requested by Landlord to be confirmed in connection with surrender of the 20th floor.

     10. Building Services for Surrendered Space; Security, Access, Signage, etc.

     For purposes of this Second Amendment, any of the 17th Floor Surrendered Space and/or the 18th, 19th and 20th floors of the Building shall individually or collectively be referred to as the "Surrendered Space". Effective on the Effective Date:

     (a) Passenger Elevators. Three (3) passenger elevators in the high rise elevator bank (including the two (2) passenger elevators presently serving the 18th and 19th floors) shall be dedicated to serving the Surrendered Space exclusively. Until the earlier of the 17th Floor Surrender Space Surrender Date and 20th Floor Surrender Date, the two (2) passenger elevators presently serving the 18th and 19th floors shall continue to be dedicated to serving the 18th and 19th floors exclusively. Commencing on the earlier of the 17th Floor Surrender Space Surrender Date and the 20th Floor Surrender Date, Landlord, at Landlord's expense, shall reprogram the third such passenger elevator to so serve the Surrendered Space. Notwithstanding the forgoing, during any period when one or more of the remaining five (5) elevators in the high rise elevator bank is out of service for more than one (1) Business Day (or for more than twenty-four (24) consecutive hours over the course of two (2) consecutive Business Days) because of repairs, maintenance or alterations, Landlord, at Landlord's expense, shall promptly reprogram the third elevator dedicated to serving the Surrendered Space so that it is available to serve all floors served by the high rise elevator bank during such time as such dedicated elevator(s) are out of service;

     (b) Electricity. Pursuant to Article 6 of the Lease, Tenant presently obtains electricity directly from the utility company. Pursuant to the DTCC Sublease and the Allstate Sublease, Tenant presently furnishes submetered electricity to DTCC and Allstate on the 18th and 19th floors. Landlord and Tenant have agreed that commencing as soon after the Effective Date as reasonably practicable, Tenant shall obtain electricity from Landlord on a submetered basis. Additionally, Landlord shall furnish electricity to any tenants of Landlord in the Surrendered Space on a submetered basis. The forgoing conversion is sometimes hereinafter referred to as the "Electrical Conversion". In furtherance of the Electrical Conversion, and without limiting anything contained in Section 6.02 of the Lease:

     (i) As soon as reasonably practicable after the Effective Date, Landlord shall cause Landlord's consultants to design and plan the Electrical Conversion. Landlord shall furnish Tenant with copies of any progress plans and specifications for the Electrical Conversion, as well as a copy of the final submetering plan, for Tenant's reference.

     (ii) Landlord shall order all meters and other equipment required for the Electrical Conversion, and shall obtain all approvals and permits required for the Electrical Conversion.

     (iii) (A) Tenant shall pay Landlord for the reasonable, actual hard and soft costs of performing the Electrical Conversion (the "Electrical Conversion Costs"), which Electrical Conversion Costs shall be due and payable as additional rent. Landlord and Tenant presently estimate that the Electrical Conversion Costs will not exceed Fifty Thousand and 00/100 Dollars ($50,000.00) in the aggregate. If prior to awarding one or more contracts for the Electrical Conversion Landlord determines that the Electrical Conversion Costs will likely exceed Seventy-Five Thousand and 00/100 Dollars ($75,000.00) in the aggregate, then such excess shall be subject to Tenant's approval, not to be unreasonably withheld.

     (B) If prior to awarding a contract for the Electrical Conversion Landlord determines that the Electrical Conversion Costs will likely exceed Seventy-Five Thousand and 00/100 Dollars ($75,000.00) in the aggregate, Landlord shall so notify Tenant. Landlord's notice shall be accompanied by a reasonably detailed final budget for the Electrical Conversion and shall identify Landlord's proposed general contractor for the Electrical Conversion. Landlord's notice shall also identify any general contractors who previously bid unsuccessfully on the Electrical Conversion.

     (C) Within five (5) Business Days after  receipt of Landlord's  notice (two
(2) Business Days in the case of any resubmission by Landlord), Tenant shall either notify Landlord of Tenant's approval of any Electrical Conversion Costs in excess of Seventy-Five Thousand and 00/100 Dollars ($75,000.00) in the aggregate, or notify Landlord of Tenant's detailed written objections to Landlord's final budget. Any such Tenant notice of objections shall identify at least two (2) qualified alternate general contractors (not identified in Landlord's submission or any prior Landlord submission) for the Electrical Conversion. If Tenant fails to notify Landlord of Tenant's approval or objections in accordance with this Paragraph 10(b)(iii)(C) within five (5) Business Days (in case of Landlord's initial notice) or within two (2) Business Days (in the case of any resubmission by Landlord), such Electrical Conversion Costs in excess of Seventy-Five Thousand and 00/100 Dollars ($75,000.00) in the aggregate shall be deemed approved.

     (iv) Prior to commencing any work required for the Electrical Conversion, Landlord shall give Tenant reasonable prior notice. Landlord shall perform all work required for the Electrical Conversion diligently and with reasonable promptness in the circumstances. Landlord and Tenant shall coordinate and reasonably cooperate with respect to any temporary shut-downs or other interferences with electrical service that may be required in order to complete the Electrical Conversion.

     (v) Tenant's payments for the Electrical Conversion Costs shall be due and payable within thirty (30) days after Tenant's receipt of Landlord's reasonably detailed invoices therefor, accompanied by customary back-up.

     (vi) (A) Landlord shall give Tenant reasonable prior notice of the date when Landlord anticipates that the Electrical Conversion will be operational.

     (B) Commencing on the date when the Electrical Conversion is operational, Tenant shall pay Landlord, as additional rent, the cost of electricity consumed by Tenant as measured by one or more submeters. Tenant shall pay Landlord for such submetered electricity from time to time (but not more frequently than monthly) (i) at the rate charged to Landlord by the public utility for all electricity purchased for the Building by Landlord from the public utility, plus
(ii) any taxes or other charges incurred or payable by Landlord in connection therewith, plus (iii) if Landlord shall elect to engage a third party metering company, such metering company's charges for metering, overhead and supervision. All payments for submetered electricity shall be due and payable within thirty
(30) days after Tenant's receipt of Landlord's reasonably detailed invoices therefor.

     (C) If Landlord elects to purchase electricity through a so-called "ESCO" or Landlord elects and is able to qualify the Building for the Energy Cost Savings Program, Business Incentive Rate or similar discount program, Tenant shall share in the net savings accruing from such purchase or program allocable to electricity for the demised premises.

     (vii) The total electrical  capacity allocated to Tenant in accordance with
Article 6 of the Lease and Exhibit E to the Lease is hereby reduced by the maximum capacity of the two (2) 400 amp (480/277, 3 phase) disconnect switches serving the 18th and 19th floors. On each of the 17th Floor Surrender Space Surrender Date and the 20th Floor Surrender Date, the total electrical capacity allocated to Tenant in accordance with Article 6 of the Lease and Exhibit E to the Lease shall be further reduced by the maximum capacity of the 320 amp
(480/277, 3 phase) disconnect switch serving the 17th floor in the case of the 17th Floor Surrender Space Surrender Date, and by 400 amp (480/277, 3 phase) disconnect switch serving the 20th floor in the case of the 20th Floor Surrender Date. Tenant acknowledges and agrees that from and after the Effective Date (and from and after the 17th Floor Surrender Space Surrender Date and the 20th Floor Surrender Date, as applicable), Landlord may reallocate such capacity from Tenant to Landlord's present and future tenants. Landlord and Tenant shall coordinate and reasonably cooperate with each other with respect to any work or modifications that would affect the base building electrical distribution system (including without limitation the two (2) high rise bus ducts that feed floors 12 through 23 of the Building. Landlord agrees that upon Tenant's request, Landlord shall demonstrate to Tenant's reasonable satisfaction that any proposed modification to the base building electrical distribution system serving the demised premises shall not reduce the total electrical capacity allocated to Tenant in accordance with Article 6 of the Lease and Exhibit E to the Lease as such capacity has been modified (and may be further modified) pursuant to the first two sentences of this Paragraph 10(b)(vi). Landlord further agrees that
(A) the 1,600 amp bus duct emanating from  Switchboard C serving the 14th floor,
(B) the 400 amp service serving the studio and the auditorium on the second floor, and (C) the 800 amp switch in Switchboard D serving panel PPK-D, shall all remain dedicated to the exclusive use of Tenant and shall not be used by Landlord or by any present or future tenants of Landlord.

     (viii) Landlord and Tenant acknowledge and agree that following the Effective Date and until the Electrical Conversion becomes operational, (A) Tenant shall continue to furnish electricity to DTCC and Allstate on a submetered basis substantially in accordance with Section 10(c) of the DTCC Lease and Section 10(c) of the Allstate Lease, respectively, and (B) DTCC and Allstate shall pay Tenant therefor substantially in accordance with said Section 10(c) of the DTCC Lease and Section 10(c) of the Allstate Lease.

     (c) Security, Access and Signage.

     (i) Tenant shall reasonably cooperate with Landlord and occupants of the Surrendered Space with respect to Building security procedures. Tenant, at Tenant's expense, shall provide any occupants of the Surrendered Space with access cards and shall cause its lobby security personnel (A) to screen visitors to Surrendered Space, and (B) to announce any visitors to the appropriate occupant of Surrendered Space (i.e., call the occupant of the Surrendered Space and confirm that the visitor is permitted to take the elevator to such occupant's premises). Additionally, if feasible in the reasonable judgment of Tenant and if requested by an occupant of Surrendered Space, Tenant shall share its security desk in the Building lobby with agents of one or more occupants of Surrender Space and/or Landlord;

     (ii) Commencing on the Effective Date, Landlord shall station one security attendant at the security desk in the Building lobby serving the demised premises, 24 hours per day, 365 days per year. Commencing as of the Effective Date, Tenant shall reimburse Landlord for its Security Attendant Proportionate Share (as hereinafter defined) of an amount equal to the commercially reasonable cost, in a first class office building in Downtown Brooklyn, of stationing one security attendant at the security desk in the Building lobby serving the demised premises 24 hours per day, 365 days per year (to the extent that such cost is actually incurred by Landlord, and without mark-up, hereinafter the "Security Attendant Cost"), which reimbursement shall be prorated for any portion of a year. Tenant shall reimburse Landlord for its Security Attendant Proportionate Share as additional rent, within thirty (30) days after receipt of Landlord's reasonably detailed invoices therefor, accompanied by applicable invoices. For purposes of this Paragraph 10(c)(ii), "Security Attendant Proportionate Share" shall mean (x) the then rentable square footage of the demised premises, divided by (y) the rentable square footage of all rentable areas served by the Building lobby serving the demised premises. Notwithstanding anything to the contrary in this Paragraph 10(c)(ii), Tenant's reimbursement obligation pursuant to this Paragraph 10(c)(ii) shall not exceed Eighty Thousand and 00/100 Dollars ($80,000.00) for the period beginning on the Effective Date and ending on February 28, 2006.

     (iii) Without limiting anything contained in this Paragraph 10, commencing on the Effective Date and continuing for the balance of the initial term of the Lease, the Extension Term and any Renewal Term, Tenant shall provide to Landlord's tenants access to electrical and telephone closets, access to shaft space and risers, access to the ground floor lobby, escalators, second floor lobby and high rise elevator bank and access to Tenant's cafeteria on terms and conditions substantially as favorable as the terms and conditions set forth in
Section 10(c), Section 10(d) and Section 20 of the DTCC Sublease and Allstate Sublease. The forgoing rights and privileges may be conditioned on substantial compliance by tenants of Landlord (and by their employees, representatives, contractors, vendors, clients and guests) with obligations not materially more onerous than the obligations of DTCC and Allstate (and their employees, representatives, contractors, vendors, clients and guests) set forth in Section 10(c), Section 10(d) and Section 20 of the DTCC Sublease and the Allstate Sublease, respectively.

     (iv) Without limiting anything contained in this Paragraph 10, commencing on the Effective Date and continuing for the balance of the initial term of the Lease, the Extension Term and any Renewal Term, Tenant shall provide to Landlord's tenants reasonable portable identification signage in the ground floor and second floor lobbies.

     (d) Riser and Shaft Space for Telecommunications. Commencing as soon as reasonably practicable after the Effective Date, Landlord and Tenant shall perform certain work and undertake certain obligations in order to provide Tenant and Landlord's tenants with separate shaft and riser space for telecommunications, all in accordance with the following:

     (i) Tenant's Telecomunications Work.

     (A) Within sixty (60) days after the Effective Date Tenant, at Tenant's expense, shall complete the following ("Tenant's Telcom Work"):

     (i) Installation of drywall partitions in the "A" and "B" telephone closets on floors 17 through 20 (also designated as the "A" and "B" telephone closets on the Building plans), as such partitions are shown on Exhibit G. The purpose of such partitions is to separate the Tenant portion of each such telephone closet from the non-Tenant portion of each such telephone closet; and

     (ii) Removal of all of Tenant's telecommunications equipment, cabling and risers (collectively, "Tenant's Telcom Equipment") from the non-Tenant portion of each such telephone closet.

     (B) If Tenant so elects, Tenant may perform similar work and effect similar removals, at Tenant's expense, in any or all of the "A" and "B" telephone closets in the balance of the demised premises.

     (C) All work to be performed by Tenant pursuant to this Paragraph 10(d) shall be performed in accordance with the applicable provisions of Article 8 of the Lease.

     (ii) Landlord's Telecommunications Work.

     (A) Landlord shall furnish all equipment and perform all work necessary in order to provide the following ("Landlord's Telcom Work"):

     (1) One 4" conduit extending from the C1 demarc room to the non-Tenant portion of telephone closet "B" on the 17th floor for use by tenants of Landlord.

     (2) One 4" conduit extending from the C1 demarc room to the non-Tenant portion of telephone closet "B" on the 20th floor for use by tenants of Landlord.

     (3) One 4" conduit extending from the C1 demarc room to the Tenant portion of telephone closet "B" on the 14th floor for use by Tenant. If Tenant elects to extend such conduit from the Tenant portion of telephone closet "B" on the 14th floor to a location on the 14th floor portion of the demised premises, such extension shall be at Tenant's expense.

     (4) The above conduit installations shall include lockable pull boxes installed at least every fifth (5th) floor and a 200 lb. pull string for future cable pulls.

     (5) Restoration of all areas of the demised premises and the Building affected by Landlord's Telcom Work.

     (B) As soon as reasonably practicable after the Effective Date, Landlord shall cause Landlord's consultants to design and plan Landlord's Telcom Work. Landlord shall furnish Tenant with copies of any progress plans and specifications for Landlord's Telcom Work, as well as a copy of the final plans and specifications, for Tenant's approval, not to be unreasonably withheld. If Tenant fails to approve any such plans and specifications in writing (or provide specific written comments thereto) within five (5) Business Days after Tenant's receipt thereof, such plans and specifications shall be deemed approved.

     (C) Landlord shall obtain all approvals and permits required for Landlord's Telcom Work.

     (D) Landlord shall obtain at least three (3) bids for Landlord's Telcom Work and shall award the contract to the lowest responsible bidder.

     (E) (1) Tenant shall pay Landlord for the reasonable, actual hard and soft costs of performing Landlord's Telcom Work (the "Landlord's Telcom Work Costs"), which Landlord's Telcom Work Costs shall be due and payable as additional rent. Landlord and Tenant presently estimate that Landlord's Telcom Work Costs will not exceed One Hundred Seventy-Five Thousand and 00/100 Dollars ($175,000.00) in the aggregate. If prior to awarding a contract for Landlord's Telcom Work Landlord determines that Landlord's Telcom Work Costs will likely exceed Two Hundred Thousand and 00/100 Dollars ($200,000.00) in the aggregate, then such excess shall be subject to Tenant's approval, not to be unreasonably withheld.

     (2) If prior to awarding a contract for Landlord's Telcom Work Landlord determines that Landlord's Telcom Work Costs will likely exceed Two Hundred Thousand and 00/100 Dollars ($200,000.00) in the aggregate, Landlord shall so notify Tenant. Landlord's notice shall be accompanied by a reasonably detailed final budget for Landlord's Telcom Work and shall identify Landlord's proposed general contractor for Landlord's Telcom Work. Landlord's notice shall also identify any general contractors who previously bid unsuccessfully on Landlord's Telcom Work.

     (3) Within five (5) Business Days after  receipt of Landlord's  notice (two
(2) Business Days in the case of any resubmission by Landlord), Tenant shall either notify Landlord of Tenant's approval of any Landlord Telcom Work Costs in excess of Two Hundred Thousand and 00/100 Dollars ($200,000.00) in the aggregate, or notify Landlord of Tenant's detailed written objections to Landlord's final budget. Any such Tenant notice of objections shall identify at least two (2) qualified alternate general contractors (not identified in Landlord's submission or any prior Landlord submission) for Landlord's Telcom Work. If Tenant fails to notify Landlord of Tenant's approval or objections in accordance with this Paragraph 10(d)(ii)(E)(3) within five (5) Business Days (in case of Landlord's initial notice) or within two (2) Business Days (in the case of any resubmission by Landlord), such Landlord Telcom Work Costs in excess of Two Hundred Thousand and 00/100 Dollars ($200,000.00) in the aggregate shall be deemed approved.

     (E) Landlord shall perform Landlord's Telcom Work diligently and with reasonable promptness in the circumstances.

     (F) Tenant's payments for Landlord's Telcom Work Costs shall be due and payable within thirty (30) days after Tenant's receipt of Landlord's reasonably detailed invoices therefor, accompanied by customary back-up.

     (iii) Telcom Work Obligations of Landlord and Tenant.

     (A) Landlord and Tenant shall each give the other reasonable prior notice before commencing Landlord's Telcom Work and Tenant's Telcom Work, respectively. Landlord and Tenant shall each give the other prompt notice of completion of Landlord's Telcom Work and Tenant's Telcom Work, respectively.

     (B) Landlord and Tenant shall coordinate and reasonably cooperate with respect to temporary shutdowns, staging and otherwise as required for performance of Landlord's Telcom Work and Tenant's Telcom Work in accordance with good construction practices.

     (C) Landlord agrees that Tenant's existing UPS panels located in the 17th floor and 18th floor "A" electrical closets, as well as the generator panel located in the 18th floor "A" electrical closet, shall remain intact and not be disturbed, impaired or altered by Landlord or Landlord's tenants.

     (iv) Relocation of Tenant's Telcom Equipment. From and after the Effective Date, Tenant, at Tenant's expense, shall relocate such Tenant's Telcom Equipment as may be reasonably necessary to permit the 4" conduits referred to in Paragraph 10(d)(ii)(A) of this Second Amendment, as well as future risers, conduits and cables of Landlord's tenants, to pass through an area within the "B" telephone closets on each floor reasonably designated by Landlord and Tenant and shown on the final plans and specifications referred to in Paragraph 10(d)(ii)(B) of this Second Amendment.

     (v) Permitted Access.

     (A) On reasonable prior notice, Tenant shall afford Landlord reasonable access to the 12th floor portion of the demised premises to install additional conduit and cabling above the dropped ceiling on the 12th floor. The purpose of such additional conduit and cabling is to create additional paths for telecommunications cabling between the low rise "B" telephone closets and the high rise "B" telephone closets.

     (B) On reasonable prior notice, Tenant shall afford Landlord or Landlord's tenants reasonable access to all "B" telephone closets within the demised premises, in order to perform installations or make repairs.

     (C) On reasonable prior notice, Landlord shall afford Tenant reasonable access to the "A" and "B" telephone closets located within any Surrendered Space.

     (e) Wet Stack. Landlord shall not remove (or permit to be removed) the north wet stack currently serving the demised premises. Landlord reserves the right to permit Landlord's tenants to tap such wet stack for waste and water requirements.

     (f) "Up Lighting".

     (i) Within thirty (30) days after the Effective Date, Landlord shall pay Tenant Forty-One Thousand Four Hundred Twenty-One and 00/100 Dollars ($41,421.00) in full satisfaction of Landlord's obligations, from the Term Commencement Date through and including February 28, 2005, to reimburse Tenant for a portion of the electricity costs incurred for accent lighting for the building exterior emanating from the 18th floor ("Up Lighting").

     (ii) From and after the Effective Date, from time to time but not more frequently than monthly, Tenant shall reimburse Landlord for fifty percent (50%) of the electricity costs for such Up Lighting at the then applicable rate(s), as electrical consumption for such Up Lighting is determined by dedicated submeter(s).

     11. Cleaning.

     (a) From and after the Effective Date, Tenant shall have the right, from time to time (but not more than once in any period of twelve (12) consecutive months), to submit proposed cleaning specifications for the demised premises to Landlord (which cleaning specifications shall be subject to Landlord's reasonable approval) with a request that Landlord provide a cost estimate for providing such cleaning services in accordance with such specifications. Landlord shall use good faith efforts to deliver a cost estimate (the "Cleaning Costs") based upon such proposed cleaning specifications to Tenant within thirty
(30) days after receipt of Tenant's request. If Tenant elects to have Landlord provide such cleaning services by giving written notice to Landlord to such effect within sixty (60) days after Tenant's receipt of the Cleaning Costs, then effective upon the date when Landlord or an affiliate of Landlord begins providing such cleaning services, Tenant shall reimburse Landlord, within thirty
(30) days after receipt of Landlord's invoices therefor, for Landlord's costs of providing such cleaning services as adjusted from time to time.

     (b) For so long as Tenant retains responsibility for providing cleaning services to the demised premises, Tenant shall clean the first and second floor lobbies serving the demised premises to the standards of a first class office building in Downtown Brooklyn. If within thirty (30) days after receipt of Landlord's notice that Tenant shall have failed to clean the first and second floor lobbies serving the demised premises to such standard Tenant shall have failed to achieve such standard, then Landlord may notify Tenant of the date when Landlord shall assume responsibility for providing cleaning services to the first and second floor lobbies serving the demised premises. From and after the date when Landlord shall have assumed such responsibility, Tenant shall pay Landlord, as additional rent and within thirty (30) days after receipt of Landlord's invoices therefor, all commercially reasonable costs of providing such cleaning services. Any dispute about the application of this Paragraph 11(b) may be submitted to arbitration pursuant to Article 38 of the Lease, before an arbitrator selected in accordance with Section 38.01(b) of the Lease.

     12. Tenant's HVAC System. Tenant shall have the right, by notice to Landlord, to request an estimate of Landlord's then costs to operate, maintain and repair Tenant's HVAC System. Landlord shall furnish such estimate as soon as reasonably practicable after receipt of Tenant's request. Within ninety (90) days after Landlord's delivery to Tenant of such estimate, Tenant shall notify Landlord whether it elects to engage Landlord for such services. Any failure timely to send such notice shall be deemed a waiver of any further right to elect to engage Landlord to perform such services. If Tenant timely elects to engage Landlord to perform such services, then Landlord and Tenant shall enter into a mutually acceptable service and maintenance agreement for the performance of such services, and commencing on the date provided therefor in such service and maintenance agreement, Landlord shall, at Tenant's sole cost and expense, operate, maintain and repair Tenant's HVAC System. Tenant shall pay Landlord's costs of such operation, repair and maintenance within thirty (30) days after receipt of Landlord's reasonably detailed invoices therefor or as otherwise provided in such service and maintenance agreement. Notwithstanding anything to the contrary in this Paragraph 12, if and to the extent any occupant(s) of Surrendered Space use cooling from Tenant's HVAC System, Landlord shall credit Tenant for the costs of operation, maintenance and repair of Tenant's HVAC
System attributable to such use of Tenant's HVAC System by such occupant(s) of Surrendered Space, which credit shall be based on so-called "BTU" or "flow" meters (or a similar method).

     13. Right of First Offer on Surrendered Space

     (a) Provided Tenant is not in default of any material obligation under this Lease beyond any applicable notice and cure period as of the date of the giving of Tenant's Election Notice (as hereinafter defined) or as of the First Office Space Inclusion Date (as hereinafter defined), if at any time during the term of this Lease after surrender of all or any portion of the Surrendered Space and the expiration of the initial reletting of such Surrendered Space (including any renewal or extension term of such reletting, and including expiration of the DTCC Lease in the case of the eighteenth (18th) floor and expiration of the Allstate Lease in the case of the nineteenth (19th) floor), any such Surrender Space is reasonably anticipated by Landlord to become available for leasing within the following twelve (12) months, then Landlord, before offering any such Surrendered Space consisting of the 17th Floor Surrender Space, the entire eighteenth (18th) floor, the entire nineteenth (19th) floor or the entire twentieth (20th) floor (hereinafter, the "Offered Space") to any third party, shall offer to Tenant, subject to the provisions of this Paragraph 13, the right to add such Offered Space to the demised premises upon all the terms and conditions of this Lease, except that:

     (i) the fixed annual rent shall be the then fair market rent as reasonably determined by Landlord, but in no event less than the then escalated rent for the demised premises;

     (ii) Tenant's Proportionate Share for Tenant's Tax Payment and Tenant's Operating Payment shall be increased by the amounts set forth in Paragraph 6(d)(iii) (in the case of the 17th Floor Surrender Space), 3.25% (in the case of

Tenant's Proportionate Share for Tenant's Tax Payment) and 3.54% (in the case of Tenant's Proportionate Share for Tenant's Operating Payment) for each of the 18th and 19th floors, and/or Paragraph 9(d)(iii)(in the case of the 20th floor), as applicable; and

     (iii) Landlord's offer (hereinafter called the "First Offer Notice") shall specify the anticipated commencement date for the Offered Space and all other material economic terms with respect to the Offered Space.

     (b) Tenant shall elect whether to accept the offer set forth in the First Offer Notice by delivering to Landlord an unconditional acceptance (hereinafter called "Tenant's Election Notice") or rejection of such offer within thirty (30) days after delivery by Landlord of the First Offer Notice to Tenant (the "Acceptance Period"). Provided Tenant timely accepts Landlord's offer, the Offered Space shall be added to and included in the demised premises on the later to occur of (i) the first (1st) Business Day after Landlord receives
Tenant's Election Notice, or (ii) the date such First Offering Space is available for Tenant's possession in the condition required by the Offer Notice (such date herein called the "First Offer Space Inclusion Date"). TIME IS OF THE ESSENCE with respect to the giving of Tenant's Election Notice.

     (c) If Tenant does not accept (or fails timely to accept in accordance with Paragraph 13(b)) an offer made by Landlord pursuant to the provisions of this Paragraph 13 with respect to any Offered Space, Tenant shall be deemed to have irrevocably waived its rights under this Paragraph 13 with respect to such offer for such Offered Space, provided, however, that (i) before Landlord may lease such Offered Space to a third party for a net effective rental (using the Interest Rate) which (taking into account any rent or tenant improvement allowance concessions offered to such proposed tenant and any work which would be performed by Landlord for such proposed tenant) shall be more than ten percent (10%) less than the rental set forth in the First Offer Notice with respect to such Offered Space, or (ii) if Landlord fails to enter into a binding lease with a third party within nine (9) months after expiration of the Acceptance Period, then, in either case, Landlord shall again offer the Offered Space to Tenant in accordance with the provisions of this Paragraph 13 on the basis of the then applicable terms, except that in any such case Tenant shall be obligated to deliver Tenant's Election Notice within ten (10) days after receipt of Landlord's First Offer Notice. If a lease is executed with a third party for such Offered Space, then upon expiration or earlier termination of such lease (including expiration or earlier termination of extensions or renewals thereof, if any), Tenant's rights under this Paragraph 13 with respect to such Offered Space shall again become operative with respect to such Offered Space.

     (d) The provisions of this Paragraph 13 shall be effective only if, on the date Tenant delivers Tenant's Election Notice, the original tenant named herein (i.e., The Brooklyn Union Gas Company) and/or its subsidiaries or affiliates is/are in physical occupancy of and actually operating in at least seventy-five percent (75%) of the usable area of the demised premises as of the Effective Date (excluding, however, the usable areas of the 18th and 19th floors) on the date of Tenant's Election Notice.

     (e) Any exercise by Tenant of this right of first offer shall be subject and subordinate to (i) DTCC's renewal option set forth in Section 21 of the DTCC Lease, and (ii) Allstate's right of first offer set forth in Section 23 of the Allstate Lease.

(f) On the First Offer Space Inclusion Date and unless otherwise specified in the First Offer Notice, Tenant shall accept possession of the Offered Space in its then "as is" condition.

14. Tenant Refurbishment Allowances

     (a) Subject to the terms and conditions set forth below, (i) commencing on the Effective Date, Landlord shall reimburse Tenant from time to time for up Six Million Seven Hundred Six Thousand Two Hundred Eighty and 00/100 Dollars ($6,706,280.00),[1] and (ii) commencing on March 1, 2018, Landlord shall reimburse Tenant from time to time for up to One Million Six Hundred Seventy-Six Thousand Five Hundred Seventy and 00/100 Dollars ($1,676,570.00)[2] (individually, a "Tenant Refurbishment Allowance", and collectively, the "Tenant Refurbishment Allowances") for the following costs incurred and paid by Tenant in connection with refurbishment work performed by Tenant in the then Office Space ("Tenant Refurbishment Work"): labor, materials, architectural, engineering, expediting and other design consulting fees, project management, permit and approval costs and furniture, fixtures and equipment. In the event that the cost and expense of all such items shall exceed the amount of the applicable Tenant Refurbishment Allowance, Tenant shall be entirely responsible for such excess.

     (b) Notwithstanding anything to the contrary in Paragraph 14(a):

     (i) In no event shall Landlord be obligated to disburse more than twenty percent (20%) of a Tenant Refurbishment Allowance for so-called "soft costs" such as architectural, engineering, expediting and other design consulting fees, project management, permit and approval costs and furniture, fixtures and equipment.

     (ii) In no event shall Landlord be obligated to disburse any portion of a Tenant Refurbishment Allowance for work to be performed in the 17th Floor Surrender Space, on the 20th floor or in connection with the surrender of either or both of the forgoing pursuant to Paragraph 6, or 9 of this Second Amendment. Notwithstanding anything to the contrary in the preceding sentence, (A) if Tenant fails timely to surrender the 17th Floor Surrender Space pursuant to Paragraph 6, then Tenant shall thereafter be entitled to receive a portion of the Tenant Refurbishment Allowances for Tenant Refurbishment Work performed on the 17th floor, and (B) if Tenant fails timely to surrender the 20th floor pursuant to Paragraph 9, then Tenant shall thereafter be entitled to receive a portion of the Tenant Refurbishment Allowances for Tenant Refurbishment Work performed on the 20th floor.

     (iii) All requisitions and supporting back up for initial ($6,706,280.00) Tenant Refurbishment Allowance shall be submitted on or before December 31, 2009. Landlord shall not be obligated to disburse any as yet undisbursed portion of the initial Tenant Refurbishment Allowance against requisitions submitted after December 31, 2009.

     (iv) All requisitions and supporting back up for the second ($1,676,570.00) Tenant Refurbishment Allowance shall be submitted on or before March 1, 2020. Landlord shall not be obligated to disburse any as yet undisbursed portion of the second Tenant Refurbishment Allowance against requisitions submitted after March 1, 2020.

--------
1 Calculated as follows: 450,000 rsf - 27,503 rsf - (3 x 29,061 rsf) = 335,314 rsf x $20 = $6,706,280.

2 Calculated as follows: 450,000 rsf - 27,503 rsf - (3 x 29,061 rsf) = 335,314 rsf x $5 = $1,676,570.

     (v) All Tenant Refurbishment Work shall be performed in accordance with the applicable provisions of Article 8 of the Lease.

     (vi) The design consultants and contractors listed on Exhibit H annexed hereto are hereby approved by Landlord.

     (c) Landlord shall disburse from time to time, but not more often than once in any calendar month, to Tenant or directly to Tenant's contractors (if so requested by notice to Landlord) and within thirty (30) days after receipt of Tenant's requisition complying with this Paragraph 14(c) or complying with Paragraph 14(d) therefor, that portion of the applicable Tenant Refurbishment Allowance equal to the amount set forth in Tenant's requisition, provided however, that no advance shall be made if, and for so long as, Tenant shall be in monetary default under this Lease beyond any applicable notice and cure period. No advance shall be made until receipt of a request therefore from Tenant and submission by Tenant of the following:

     (i) An AIA Form G-702 certificate of payment certified by Tenant and Tenant's architect (if Tenant has engaged an architect for the Tenant Refurbishment Work in question), stating or setting forth (A) an itemized account of the sums paid by Tenant for amounts justly due to all contractors, subcontractors, materialmen, engineers, architects and other persons who have rendered services or furnished materials in connection with Tenant's Refurbishment Work, (B) if and to the extent that plans and specifications are required by this Lease or pursuant to Legal Requirements for the applicable Tenant Refurbishment Work, that the work described in the certificate has been substantially completed in accordance with such plans and specifications previously approved by Landlord, (C) that Tenant has not received notice of the filing with respect to the demised premises or the Building, of any vendor's, mechanic's, laborer's, materialmen's or other liens arising out of the Tenant Refurbishment Work which have not been discharged or bonded of record, (D) that to the best of Tenant's knowledge, Tenant has complied with all of the material conditions set forth in this Lease applicable to Tenant Refurbishment Work reflected in the requisition then pending, and (E) that to the best of Tenant's knowledge, Tenant has materially complied with Legal Requirements applicable to Tenant Refurbishment Work reflected in the requisition then pending; and

     (ii) Partial lien waivers, receipted invoices or such other proof of payment as Landlord shall reasonably require for all work done and materials supplied with respect to any prior requisitions for which Tenant previously applied for payment.

     (d) Upon completion of the applicable Tenant Refurbishment Work and together with Tenant's final requisition pursuant to this Paragraph 14, Tenant shall deliver (i) a certificate signed by Tenant's architect (if the services of an architect were required pursuant to Legal Requirements for the applicable Tenant Refurbishment Work) and an officer of Tenant certifying that such Tenant Refurbishment Work has been substantially completed in accordance with the approved plans and specifications, (ii) all Buildings Department sign-offs, inspection certificates and any and all permits required to be issued in connection therewith in accordance with applicable Legal Requirements, and (iii) a general release from all contractors and subcontractors performing such Tenant Refurbishment Work, releasing Landlord and Tenant from any and all liability for any work or materials.

     (e) If Landlord fails to pay any portion of Tenant's Refurbishment Allowance within twenty (20) days after receipt of Tenant's notice that Landlord has failed to pay such portion of Tenant's Refurbishment Allowance within thirty
(30) days after Landlord's receipt of a requisition therefor in accordance with Paragraph 14(c) or (d), then interest shall accrue on such portion of Tenant's Refurbishment Allowance, at a rate equal to the Interest Rate, from the thirty-first (31st) day after Landlord's receipt of such requisition to and including the date of payment.

     (f) If requested by Landlord in connection with any Tenant Refurbishment Work, Tenant shall reasonably cooperate with Landlord's application for benefits under the Industrial-Commercial Development Incentive Program (New York City Local Law 1984, No. 71, N.Y.C. Administrative Code Section 11-256, et. seq. or any similar incentive program (hereinafter "ICIP"), such cooperation to include compliance with all filing requirements and other applicable provisions of the ICIP law(s) and the rules and regulations promulgated thereunder, as the same may be amended.

     15. Brokerage. Landlord and Tenant each represents and warrants to the other that it has not dealt with any real estate broker, finder or like agent other than Newmark & Company Real Estate, Inc. and Ascot Brokerage, Ltd. (the "Brokers") in connection with this Second Amendment and the transactions contemplated hereby, and each agrees to indemnify, defend and hold the other harmless from and against any and all loss, costs, damage and expense, including, without limitation, reasonable attorneys' fees and disbursements, incurred by the other by reason of any claims of, or liability to, any broker other than the Brokers who shall claim to have dealt with it in connection with this Second Amendment or the transactions contemplated hereby. Landlord shall pay the Brokers pursuant to separate agreements. This Paragraph 15 shall survive the expiration or earlier termination of the Lease.

     16. Additional Deleted Provisions. In addition to the deletion of certain provisions of the Lease pursuant to Paragraph 4(c) of this Second Amendment, effective on the Effective Date the following provisions are hereby deleted from the Lease: the last sentence of Section 26.01, Article 41, Article 43, Section 45.01(e)(i), the reference to Article 47 in Section 45.01(e)(ii), Section 45.04,
Section 45.05, Article 47, Exhibit L, Exhibit Q and Exhibit V to the Original Lease, and Paragraphs 5, 7 and 9(b) of the First Amendment.

     17. City Incentives.

     (a) Landlord and Tenant acknowledge and agree that Tenant reserves the right to negotiate certain agreements with the Deputy Mayor for Economic Development and Rebuilding and/or the New York City Economic Development
Corporation (and/or other agencies or instrumentalities of New York City) for certain economic incentives with respect to the Lease and this Second Amendment (the "City Incentives").

     (b) Landlord shall afford reasonable, good faith cooperation to Tenant in connection with Tenant's efforts to secure implementation of the City Incentives, provided, that Landlord shall not be obligated to incur any costs (including without limitation reasonable attorneys fees and disbursements), incur any losses, or subject itself to potential liability thereby. Landlord's reasonable, good faith cooperation shall extend to the execution of applications and related documents that have been prepared by Tenant and that are necessary in Tenant's reasonable judgment in order for Tenant to obtain and secure implementation of the City Incentives.

     (c) Tenant acknowledges that this Second Amendment is not conditioned upon Tenant's ability to secure the implementation of any City Incentives.

     18. Notices. Section 32.01 of the Lease is deleted in its entirety and there is substituted in lieu thereof the following:

          "Any notice or demand, consent, approval or disapproval, statement or other communication (a "Notice" or "notice") required to be given by the terms and provisions of this Lease, or by any law or governmental regulation, either by Landlord to Tenant or by Tenant to Landlord, shall be in writing. Unless otherwise required by such law or regulations, such Notice shall be (i) delivered by hand with receipt acknowledged, (ii) mailed by United States mail, enclosed in a securely sealed postpaid wrapper by registered or certified mail, return receipt requested, or (iii) delivered by Federal Express or any other reputable overnight delivery service, with receipt acknowledged, to Landlord or Tenant, as the case may be, at the address of such party set forth below:

                  If to Landlord:

                  Forest City Jay Street Associates, L.P.
                  c/o Forest City Ratner Companies
                  One Metrotech Center North, 11th Floor
                  Brooklyn, New York 11201

                  With copies to:

                  Forest City Ratner Companies
                  One Metrotech Center North, 11th Floor
                  Brooklyn, New York 11202
                  Attention:  General Counsel

                  Forest City Enterprises, Inc.
                  110 Terminal Tower
                  50 Public Square
                  Cleveland, Ohio 44113
                  Attention:  Geralyn Presti, Esq.

                  Arent Fox PLLC
                  1675 Broadway
                  New York, New York 10019
                  Attention:  Marc Rauch, Esq.

                  If to Tenant:

                  KeySpan Corporation
                  175 East Old Country Road
                  Hicksville, New York 11801
                  Attention: Coleen Ceriello, Vice President

                  With a copy to:

                  KeySpan Corporation
                  One MetroTech Center
                  Brooklyn, New York  11201
                  Attention: Office of the General Counsel

                  And in the case of a claimed default, to:

                  Cullen and Dykman LLP
                  44 Wall Street
                  New York, New York 10005
                  Attention: Paul A. Michels, Esq.

     Either party may, by notice as aforesaid, designate a different address or addresses for notices.

     19. Parking Area. Landlord acknowledges that the Parking Area (as defined in the Lease) includes 1,600 square feet on the C-1.5 level for the parking of Tenant's vans or cars.

     20. Payment Due Landlord. On or before the date which is thirty (30) days after Landlord's completion, to the reasonable satisfaction of Tenant, of roof repairs previously discussed by Landlord and Tenant, Tenant shall pay Landlord, as additional rent, an amount equal to (a) Forty-Two Thousand and 00/100 Dollars ($42,000.00), minus (b) the reasonable, actual costs of repairing any damage caused by roof leaks on the 23rd floor of the demised premises, as such costs are evidenced by reasonably detailed back-up (including without limitation invoices) therefor.

     21. Miscellaneous.

     (a) Landlord and Tenant each hereby confirm to the other (i) that the Lease is in full force and effect and has not been modified or amended except as herein provided, (ii) that to the best of such party's knowledge, the other is not now in default under the Lease beyond applicable notice and grace periods, and that such party knows of no event which, with notice or the passage of time or both would constitute such a default, and (iii) that Tenant has made no demand against Landlord and has no present right to make such a demand with respect to charges, liens, defenses, counterclaims, offsets, claims or credits against the payment of fixed annual rent or additional rent or the performance of Tenant's obligations under the Lease, except as permitted by the terms and provisions of the Lease.

     (b) As modified by this Second Amendment, the Lease and all covenants, agreements, terms, provisions and conditions thereof shall continue in full force and effect and Landlord and Tenant hereby ratify and confirm the covenants, agreements, terms, provisions and conditions thereof.

     (c) Landlord and Tenant, each upon request of the other, at any time and from time to time hereafter and without further consideration, shall execute, acknowledge and deliver to the other any instruments or documents, or take such further actions, as shall be reasonably required or as may be necessary to assure each party the full benefits of this Second Amendment.

     (d) This Second Amendment shall not be binding upon or enforceable against either party unless and until a fully executed counterpart of this Second Amendment shall have been unconditionally delivered to Tenant.

     (e) This Second Amendment supersedes all prior discussions and correspondence between the parties and supersedes any and all prior understandings between the parties concerning the subject matter of this Second Amendment. All prior and contemporaneous agreements, if any, between Landlord and Tenant with respect to the subject matter of this Second Amendment are merged into this Second Amendment, which constitutes the complete, final and entire agreement of the parties with respect the subject matter. Neither party shall be bound by any terms, covenants, conditions or representations not expressly contained herein.

     (f) This Second Amendment may not be waived or changed orally, and may be amended only by an agreement in writing signed by the party against whom enforcement of any such change is sought.

     (g) Landlord and Tenant acknowledge and agree that this Second Amendment has been drafted jointly by the parties and that this Second Amendment shall be construed without regard to any presumption or other rule requiring construction against the party causing this Second Amendment to be drafted.

     (h) This Second Amendment shall be binding upon and inure to the benefit of
(i) Landlord, and the officers, employees, agents, directors partners, successors and assigns of Landlord and (ii) Tenant, and the officers, employees, agents, directors, partners, successors stockholders, successors and permitted assigns of Tenant.

     (i) This Second Amendment shall be interpreted and enforced in accordance with the laws of the State of New York applicable to negotiated agreements executed and to be performed fully therein.

     (j) This Second Amendment may be executed in counterparts.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties to this Second Amendment have caused this Second Amendment to be executed as of the day and year first above written.

                                     LANDLORD:

                                     FOREST CITY JAY STREET ASSOCIATES, L.P.

                                         By:     RRG B.U.G. Associates, L.P.
                                                 General Partner

                                              By:      RRG B.U.G., Inc.,
                                                       General Partner


                                              By:      /s/
                                                       ---------------------
                                                       David L. Berliner
                                                       Senior Vice President



                                     TENANT:

                                     THE BROOKLYN UNION GAS COMPANY



                                         By:     /s/
                                                 ---------------------
                                                 John J. Bishar, Jr.
                                                 Senior Vice President